Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated October 16, 2025 with respect to the Class A Ordinary Shares of GigCapital7 Corp. and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

RICHRICH CAPITAL LLC

By:	/s/Rich Huang
Rich Huang, Sole Member
Date:	10/16/2025

HUANG RICH

By:	/s/Rich Huang
Rich Huang
Date:	10/16/2025